SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2002

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

Page 1 of 4 pages

Item 5. Other Events

On October 1, 2002, Piedmont Natural Gas Company issued a News Release announcing that it completed the purchase of North Carolina Gas Service, the North Carolina natural gas distribution division of NUI Corporation. A copy of the News Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated October 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date October 1, 2002

Page 2 of 4 pages